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                                                               EXHIBIT NO. 11(b)

                   COMPUTATION FOR DILUTED EARNINGS PER SHARE
                         FOR THE YEARS ENDED DECEMBER 31
                 (AMOUNTS IN MILLIONS EXCEPT FOR PER-SHARE DATA)

                                                                        2001          2000          1999
                                                                       ------        ------        ------
Diluted earnings per share
--------------------------
 Net earnings                                                          $ 92.8        $ 12.2        $ 14.3

 Average number of common shares outstanding                             40.5          40.2          39.9
 Average number of common shares issuable under stock options             0.3           0.3           0.3
                                                                       ------        ------        ------
 Average number of common and common stock equivalents
     outstanding                                                         40.8          40.5          40.2

  Diluted earnings per share                                           $ 2.27        $ 0.30        $ 0.36